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                                                                    Exhibit 23.2

                         Independent Auditors' Consent

   We consent to the incorporation by reference in this Registration Statement of The PMI Group, Inc. on Form S-3 of our report dated January 20, 2000, appearing in the Annual Report on Form 10-K of The PMI Group, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          /s/ DELOITTE & TOUCHE LLP

San Francisco, California
September 21, 2001